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                                                                 Exhibit 5.1.1


                     [Letterhead of Debevoise & Plimpton]


                                                                   May 1, 1997



Owens Corning
Owens Corning World Headquarters
Toledo, Ohio  43659

Owens Corning Capital II
c/o Owens Corning
Owens Corning World Headquarters
Toledo, Ohio  43659

Owens Corning Capital III
c/o Owens Corning
Owens Corning World Headquarters
Toledo, Ohio  43659


                                Owens Corning
                           Owens Corning Capital II
                          Owens Corning Capital III
                     (Registration Statement on Form S-3
                         Registration No. 333-24501)
                     -----------------------------------


Ladies and Gentlemen:

        We have acted as special counsel to Owens Corning, a Delaware corporation ("the Company"), and Owens Corning
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Owens Corning
Owens Corning Capital II
Owens Corning Capital III             2                             May 1, 1997


Capital II and Owens Corning Capital III, each a statutory business trust organized under the laws of Delaware (each, an "Owens Corning Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (Registration No. 333-24501), and Amendment No. 1 to the Registration Statement (collectively, the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the public offering of (i) the Company's unsecured debt securities (the "Debt Securities"), (ii) shares of the Company's preferred stock, no par value per share (the "Preferred Stock"), (iii) shares of the company's common stock, $0.10 par value per share (the "Common Stock"), (iv) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), (v) Stock Purchase Contracts to purchase Preferred Stock or Common Stock (the "Stock Purchase Contracts"), (vi) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Preferred Stock or Common Stock under the Stock Purchase Contract (the "Stock Purchase Units"), (vii) the Company's junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"), and (viii) the Owens Corning Capital Trusts' preferred securities (the "Preferred Securities", and together with the Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase contracts, Stock Purchase Units, Junior Subordinated Debentures and Preferred Securities, the "Securities"), representing preferred undivided beneficial interests in the assets of each Owens Corning Capital Trust, certain payment obligations with respect to which Preferred Securities will be guaranteed by a subordinated guarantee of the Company (each, a "Guarantee") to the extent set forth in a related
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Owens Corning
Owens Corning Capital II
Owens Corning Capital III             3                             May 1, 1997



guarantee agreement to be entered into by the Company (each, a "Guarantee Agreement"). The Securities issued pursuant to the Prospectus may be issued in one or more series or issuances and will be limited to U.S. $300,000,000 aggregate public offering price (or, in the case of Debt Securities and Junior Subordinated Debentures, its equivalent (based on the applicable exchange rate at the time of issue) if issued with principal amounts denominated in one or more foreign currencies, or such greater amount if issued at an original issue discount, as shall result in aggregate proceeds of U.S. $300,000,000).

         If so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the following opinion:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. When (a) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (b) such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the trustee (the "Trustee") under the indenture (the "Indenture") pursuant to which such Debt Securities shall be issued and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement relating to such Debt Securities and the Indenture and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and


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Owens Corning
Owens Corning Capital II
Owens Corning Capital III             4                       May 1, 1997


    of the Warrant Agreement relating thereto, assuming that the terms of such Debt Securities are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).

        3. When (a) the issuance, execution and delivery by the Company of any of the Junior Subordinated Debentures shall have been duly authorized by all necessary corporate action of the Company and (b) such Junior Subordinated Debentures shall have been duly executed and delivered by the Company, authenticated by the trustee (the "Debenture Trustee") under the indenture (the "Subordinated Indenture") pursuant to which such Junior Subordinated Debentures Securities shall be issued and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement relating to such Junior Subordinated Debentures and the Subordinated Indenture and, if issued upon the exercise of any warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Junior Subordinated Debentures are in compliance with then applicable law, such Junior Subordinated Debentures will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors
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Owens Corning
Owens Corning Capital II
Owens Corning Capital III          5                            May 1, 1997



    generally and by general principles of equity (whether considered in a proceeding at law or equity).

                4. When (a) the terms of the Preferred Stock and of its issuance and sale shall have been duly established in conformity with the Company's Restated Certificate of Incorporation and By-laws and authorized by all necessary corporate action of the Company, (b) a Certificate of Designation fixing and determining the terms of the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware and
    (c) the shares of Preferred Stock shall have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and, if issued upon the exercise of any warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Preferred Stock are in compliance with then applicable law, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

                5. When (a) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of the Company and (b) the shares of Common Stock shall have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and, if issued upon the exercise of any warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the Company has
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Owens Corning
Owens Corning Capital II
Owens Corning Capital III          6                             May 1, 1997



    reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized validly issued, fully paid and nonassessable.

        6. When (a) the issuance, execution and delivery by the Company of any of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (b) the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and (c) such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement or supplements relating to such Warrants and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principals of equity (whether considered in a proceeding at law or equity).

        7. When (a) the issuance of any Guarantee, and the execution and delivery of the related Guarantee Agreement, by the Company shall have been duly authorized by all necessary corporate action of the Company and (b) such guarantee Agreement shall have been duly executed and delivered by the Company, assuming that the terms of such Guarantee Agreement are in compliance with then applicable law, such Guarantee Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency,
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Owens Corning
Owens Corning Capital II
Owens Corning Capital III          7                          April 30, 1997


    reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (whether considered in a proceeding at law or equity).

         We are members of the Bar of the State of New York and no opinion is expressed herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and regulations of the Commission thereunder. This opinion is furnished to you solely in connection with the transaction described above and may not be relied upon by anyone other than you.


                                           Very truly yours,